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                                                                      Exhibit 12

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                              (MILLIONS OF DOLLARS)

                                                                  SIX MONTHS ENDED
                                                                      JUNE 30,
                                                                  ----------------
                                                                    2005    2006
                                                                   -----   -----
Net Income ....................................................    $ 113   $ 114
Income taxes ..................................................       41      57
Capitalized interest ..........................................       (1)     (2)
                                                                   -----   -----
                                                                     153     169
                                                                   -----   -----
Fixed charges, as defined:
   Interest ...................................................      170     122
   Capitalized interest .......................................        1       2
   Interest component of rentals charged to operating income ..        1       1
                                                                   -----   -----
   Total fixed charges ........................................      172     125
                                                                   -----   -----
Earnings, as defined ..........................................    $ 325   $ 294
                                                                   =====   =====
Ratio of earnings to fixed charges ............................     1.89    2.36
                                                                   =====   =====
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